NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
April 22, 2009	CONTACT:	David D. Brown (276) 326-9000
First Community Bancshares, Inc. Announces First Quarter 2009 Results
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported net income available to common shareholders for the quarter ended March 31, 2009, of $4.66 million, or $0.40 per diluted common share. Return on average assets for the first quarter was 0.87% and return on average common equity was 10.61%. Net income for the first quarter was $5.23 million.
Commenting on first quarter results, Chief Executive Officer John M. Mendez said, “We are pleased to see good trends this quarter in both earnings and asset quality measures. Earnings per share of 40 cents for the first quarter are a reflection of our stable net interest margin and our strong efficiency. We were also able to build additional reserves, even though our non-performing loans fell by 17% and total loan delinquencies were reduced to 1.59% from 1.97%. To control non-performing loans at this level in this challenging economy is gratifying and fortunate, and it speaks to the strength of our underwriting and basic credit culture and the relative strength of our core markets.”
Net Interest Income
Tax-equivalent net interest margin for the first quarter of 2009 was 3.73%. Net interest income was $16.43 million, an increase of $73 thousand, or 0.45%, from first quarter 2008. Interest income was $26.86 million, a decrease of $2.68 million, or 9.08%, from first quarter 2008. The decrease was due primarily to decreases in loan and securities yields. The yield on loans dropped to 6.28% from 7.09% and average loans increased $86.70 million to $1.29 billion from first quarter 2008. Yields on loans have dropped as a direct result of the precipitous declines in market rates of interest.
First quarter interest expense decreased $2.76 million, or 20.91%, from 2008. First quarter deposit costs decreased $1.17 million compared to the first quarter of 2008, while the average rate paid on interest-bearing deposits decreased 77 basis points to 2.26%. Compared to the first quarter of 2008, interest costs on borrowings decreased $1.58 million to $2.86 million, while the average balance decreased $103.80 million due to the redemption of various wholesale debt issues and the Company’s relatively liquid balance sheet. The first quarter cost of interest-bearing liabilities decreased 79 basis points compared to last year. Average interest bearing liabilities increased $93.30 million, or 5.69%, compared with first quarter 2008, including a decrease of $60.69 million in FHLB borrowings.
Non-interest Income
Despite significant declines in managed portfolio market values, wealth management revenues increased $85 thousand, or 9.45%, as investment advisory revenue increased $59 thousand. At March 31, 2009, the Wealth Management Division reported $791 million in assets under management.
Service charges on deposit accounts were $3.16 million for the first quarter of 2009, an increase of $58 thousand, or 1.87%, from the first quarter of 2008. Insurance commissions were $2.32 million for the first quarter of 2009, an increase of $973 thousand, or 72.40%, from the same period in 2008. These revenues reflect GreenPoint’s acquisition of Carr & Hyde Insurance in December 2008 and REL Insurance in July 2008.
Non-interest Expenses
Excluding 2008 prepayment penalties, non-interest expenses for the first quarter of 2009 increased $558 thousand, or 3.81%, from the first quarter of 2008. Salaries and employee benefits increased only $76 thousand, or 0.98%, from the first quarter of 2008. Within that increase, branches from the acquisition of Coddle Creek Financial, which closed on November 14,

2008, accounted for approximately $341 thousand and GreenPoint acquisitions accounted for approximately $438 thousand. The remainder of the Company showed an overall decrease of $703 thousand. Occupancy and furniture and equipment expenses increased due to the Coddle Creek acquisition, the new branches, and the addition of operating expenses at GreenPoint, as it acquired new agencies throughout 2008. Other non-interest expenses decreased $79 thousand, or 1.71%, compared to the first quarter of 2008. The first quarter efficiency ratio was 58.25% compared to 58.00% in 2008.
The acquisition of Coddle Creek was completed in November, and integration is largely complete. The Company is on track to realize its projected pre-tax cost savings of approximately $1.65 million, or 42%, in 2009.
Credit Quality
The Company’s loan quality measures at March 31, 2009, continue to compare favorably to the Company’s peers. Total loan delinquencies, including non-accrual loans, as a percent of total loans were 1.59% at March 31, 2009, compared with 1.97% at December 31, 2008. The ratio of allowance for loan losses as a percent of loans held for investment was 1.30% at March 31, 2009, compared with 1.23% at December 31, 2008. Non-performing assets decreased to $13.74 million at March 31, 2009, from $14.09 million at December 31, 2008. Non-performing loans as a percentage of loans held for investment were 0.83% compared with 0.98% at December 31, 2008. The largest items affecting non-performing loans through the quarter were the sale of the previously discussed $2.9 million hospitality property for full loan payoff and the transfer of a land development loan relationship to other real estate.
Mr. Mendez added, “While loan quality measures remain a concern for the entire industry, we are pleased that we were able to report a reversal of trends over the last four quarters. We were particularly pleased with the drop in net loan charge-offs from 0.77% in the fourth quarter of 2008 to 0.47% in the most recent quarter.” Net charge-offs for the first quarter of 2009 were $1.51 million, and the Company made a provision for loan losses of $2.09 million in the first quarter of 2009 compared with $323 thousand in the first quarter of 2008.
Balance Sheet
Since year-end 2008, consolidated assets have increased $65.83 million to $2.20 billion at March 31, 2009. Included in that increase is a net increase of $28.74 million in the Company’s investment portfolio and an increase in deposits of $79.69 million. The Company maintained current cash liquidity of $100.96 million at March 31, 2009. Total stockholders’ equity for the Company was $217.71 million, resulting in a book value per common share outstanding of $15.20 at March 31, 2009, compared to $220.34 million and $15.46 per common share at December 31, 2008.
TriStone Merger
On April 2, 2009, First Community and TriStone Community Bank announced the signing of a definitive merger agreement. Under the terms of the agreement, First Community will acquire TriStone in an all-stock transaction. The transaction will add approximately $152 million in assets and an excellent team of bankers in the Winston-Salem, North Carolina, market. The transaction is expected to be completed during the third quarter of 2009, pending regulatory and TriStone shareholder approvals.
The Company will host an investor and media teleconference and webcast on Thursday, April 23, 2009, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2009 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.20 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-nine locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $791 million at March 31, 2009. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income

		Three Months Ended
		March 31,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2009	2008

Interest	Interest and fees on loans held for investment	$19,984	$21,237
Income	Interest on securities-taxable	5,164	6,067
	Interest on securities-nontaxable	1,676	2,063
	Interest on federal funds sold and deposits	39	180

	Total interest income	26,863	29,547

Interest	Interest on deposits	7,567	8,741
Expense	Interest on borrowings	2,863	4,446

	Total interest expense	10,430	13,187

	Net interest income	16,433	16,360
	Provision for loan losses	2,087	323

	Net interest income after provision for loan losses	14,346	16,037

Non-Interest	Wealth management income	984	899
Income	Service charges on deposit accounts	3,157	3,099
	Other service charges and fees	1,178	1,121
	Insurance commissions	2,317	1,344
	Impairment on investment securities	(209)	—
	Security gains	411	1,820
	Other operating income	586	858

	Total non-interest income	8,424	9,141

Non-Interest	Salaries and employee benefits	7,866	7,790
Expense	Occupancy expense of bank premises	1,603	1,164
	Furniture and equipment expense	938	901
	Amortization of intangible assets	245	160
	Prepayment penalty	—	1,647
	Other operating expense	4,542	4,621

	Total non-interest expense	15,194	16,283

	Income before income taxes	7,576	8,895
	Income tax expense	2,346	2,583

	Net income	5,230	6,312
	Dividends on preferred stock	571	—

	Net income available to common shareholders	$4,659	$6,312

	Basic earnings per common share (EPS)	$0.40	$0.57
	Diluted earnings per common share (DEPS)	$0.40	$0.57
	Weighted Average Shares Outstanding:
	Basic	11,567,769	11,029,931
	Diluted	11,616,568	11,107,610
	For the period:
	Return on average assets	0.87%	1.21%
	Return on average common equity	10.61%	11.66%
	Cash dividends per share	$—	$0.28

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements

		As of and for the Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2009	2008	2008	2008	2008

Interest	Interest and fees on loans held for investment	$19,984	$19,830	$19,266	$19,891	$21,237
Income	Interest on securities-taxable	5,164	5,613	5,567	5,467	6,067
	Interest on securities-nontaxable	1,676	1,746	1,708	2,004	2,063
	Interest on federal funds sold and deposits	39	46	9	71	180

	Total interest income	26,863	27,235	26,550	27,433	29,547

Interest	Interest on deposits	7,567	7,249	6,684	7,118	8,741
Expense	Interest on borrowings	2,863	3,459	3,543	3,690	4,446

	Total interest expense	10,430	10,708	10,227	10,808	13,187

	Net interest income	16,433	16,527	16,323	16,625	16,360
	Provision for loan losses	2,087	2,701	3,461	937	323

	Net interest income after provision for loan losses	14,346	13,826	12,862	15,688	16,037

Non-Int	Wealth management income	984	1,146	957	1,098	899
Income	Service charges on deposit accounts	3,157	3,697	3,808	3,463	3,099
	Other service charges and fees	1,178	1,023	1,040	1,064	1,121
	Insurance commissions	2,317	1,258	1,240	1,146	1,344
	Impairment on investment securities	(209)	(29,923)	—	—	—
	Securities gains (losses)	411	(234)	163	150	1,820
	Other operating income	586	659	675	803	858

	Total non-interest income	8,424	(22,374)	7,883	7,724	9,141

Non-Int	Salaries and employee benefits	7,866	7,135	7,371	7,580	7,790
Expense	Occupancy expense of bank premises	1,603	1,385	1,297	1,256	1,164
	Furniture and equipment expense	938	942	924	973	901
	Amortization of intangible assets	245	205	166	158	160
	Prepayment penalty	—	—	—	—	1,647
	Other operating expense	4,542	5,366	4,683	4,792	4,621

	Total non-interest expense	15,194	15,033	14,441	14,759	16,283

	Income (loss) before income taxes	7,576	(23,581)	6,304	8,653	8,895
	Income tax expense (benefit)	2,346	(9,561)	1,753	2,415	2,583

	Net income (loss)	5,230	(14,020)	4,551	6,238	6,312
	Preferred dividends	571	255	—	—	—

	Net income (loss) available to common shareholders	$4,659	$(14,275)	$4,551	$6,238	$6,312

Per	Basic EPS	$0.40	$(1.27)	$0.42	$0.57	$0.57
Share	Diluted EPS	$0.40	$(1.27)	$0.41	$0.56	$0.57
	Cash dividends per share	$—	$0.28	$0.28	$0.28	$0.28
	Weighted Average Shares Outstanding:
	Basic	11,567,769	11,252,183	10,956,867	10,992,301	11,029,931
	Diluted	11,616,568	11,320,138	11,034,059	11,073,440	11,107,610
	Actual shares outstanding at period end	11,596,249	11,567,449	10,967,597	10,954,078	11,012,574
	Book value per common share at period end	$15.20	$15.46	$15.57	$17.95	$18.98
	Market value per share at period end	$11.67	$34.87	$37.52	$28.20	$36.42

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2009	2008	2008	2008	2008

Cash and due from banks	$100,881	$39,310	$53,238	$44,672	$44,004
Interest-bearing deposits with banks	79	7,129	664	10,745	33,111
Securities available for sale	549,664	520,723	513,001	598,438	598,853
Securities held to maturity	8,471	8,670	9,043	10,511	12,075
Loans held for sale	1,445	1,024	140	1,522	2,116
Loans held for investment, net of unearned income	1,276,790	1,298,159	1,168,286	1,181,107	1,179,504
Less allowance for loan losses	16,555	15,978	14,510	13,433	12,862

Net loans	1,260,235	1,282,181	1,153,776	1,167,674	1,166,642
Premises and equipment	54,893	55,024	50,504	50,075	49,444
Other real estate owned	3,114	1,326	896	500	400
Interest receivable	8,848	10,084	9,156	9,992	9,742
Intangible assets	89,338	89,612	72,222	71,181	71,239
Other assets	122,173	118,231	104,817	88,377	77,487

Total Assets	$2,199,141	$2,133,314	$1,967,457	$2,053,687	$2,065,113

Deposits:
Demand	$207,947	$199,712	$214,582	$224,716	$224,097
Interest-bearing demand	194,934	185,117	186,403	172,623	172,864
Savings	319,007	309,577	312,451	312,148	305,725
Time	861,556	809,352	636,108	629,920	656,267

Total Deposits	1,583,444	1,503,758	1,349,544	1,339,407	1,358,953
Interest, taxes and other liabilities	28,293	27,423	20,494	18,695	22,293
Federal funds purchased	—	—	29,500	66,500	—
Securities sold under agreements to repurchase	153,824	165,914	180,388	215,610	208,000
FHLB and other indebtedness	215,870	215,877	216,720	216,862	266,889

Total Liabilities	1,981,431	1,912,972	1,796,646	1,857,074	1,856,135

Preferred stock	40,471	40,419	—	—	—
Common stock	12,051	12,051	11,499	11,499	11,499
Additional paid-in capital	127,992	128,526	108,862	108,926	108,896
Retained earnings	118,021	107,231	124,731	123,253	120,087
Treasury stock, at cost	(14,453)	(15,368)	(16,882)	(17,328)	(15,457)
Accumulated other comprehensive loss	(66,372)	(52,517)	(57,399)	(29,737)	(16,047)

Total Stockholders’ Equity	217,710	220,342	170,811	196,613	208,978

Total Liabilities and Stockholders’ Equity	$2,199,141	$2,133,314	$1,967,457	$2,053,687	$2,065,113

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$15,978	$14,510	$13,433	$12,862	$12,833
Balance acquired	—	1,169	—	—	—
Provision for loan losses	2,087	2,701	3,461	937	323
Charge-offs	(1,730)	(2,606)	(2,601)	(1,198)	(966)
Recoveries	220	204	217	832	672

Net charge-offs	(1,510)	(2,402)	(2,384)	(366)	(294)

Ending balance	$16,555	$15,978	$14,510	$13,433	$12,862

Summary of Asset Quality
Nonaccrual loans	$10,628	$12,763	$6,997	$4,126	$3,137
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	10,628	12,763	6,997	4,126	3,137

Other real estate owned	3,114	1,326	896	500	400

Total non-performing assets	$13,742	$14,089	$7,893	$4,626	$3,537

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.83%	0.98%	0.60%	0.35%	0.27%
Non-performing assets as a percentage of total assets	0.62%	0.66%	0.40%	0.23%	0.17%
Annualized net charge-offs as a percentage of average loans held for investment	0.47%	0.77%	0.81%	0.12%	0.10%
Allowance for loan losses as a percentage of loans held for investment	1.30%	1.23%	1.24%	1.14%	1.09%
Ratio of allowance for loan losses to non-performing loans	1.56	1.25	2.07	3.26	4.10

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
	(Dollars in Thousands)
Ratios
Return on average assets	0.87%	-2.77%	0.90%	1.23%	1.21%
Return on average common equity	10.61%	-33.28%	9.39%	12.08%	11.66%
Net interest margin	3.73%	3.93%	3.90%	3.92%	3.78%
Efficiency ratio for the quarter (a)	58.25%	57.97%	56.62%	57.55%	58.00%
Efficiency ratio year-to-date (a)	58.25%	57.54%	57.39%	57.78%	58.00%
Equity as a percent of total assets at end of period	9.90%	10.33%	8.68%	9.57%	10.12%
Average earning assets as a percentage of average total assets	86.68%	86.38%	87.89%	88.83%	89.10%
Average loans as a percentage of average deposits	82.83%	86.01%	88.25%	88.10%	87.68%

Average Balances
Investments	$521,776	$508,289	$582,605	$623,338	$635,350
Loans	1,292,179	1,235,023	1,174,855	1,180,813	1,205,481
Earning assets	1,887,583	1,768,113	1,758,895	1,817,322	1,863,433
Total assets	2,177,762	2,046,879	2,001,191	2,045,773	2,091,397
Deposits	1,560,109	1,435,956	1,331,293	1,340,384	1,374,853
Interest-bearing deposits	1,360,798	1,230,547	1,120,138	1,122,680	1,161,881
Borrowings	372,282	400,393	459,475	478,361	477,903
Interest-bearing liabilities	1,733,080	1,630,940	1,579,613	1,601,041	1,639,784
Equity	219,653	189,122	192,743	207,660	217,679
Tax equivalent net interest income	17,349	17,483	17,264	17,726	17,491

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Investment Securities Portfolio
March 31, 2009
(Unaudited)

				Unrealized
				Gains/(Losses)
	Par	Fair	Amortized	Recognized	Cumulative
	Value	Value	Cost	in OCI	OTTI
	(Dollars in Thousands)
Available for sale
Agency	$53,435	$54,127	$53,425	$702	$—
Agency mortgage-backed	273,870	282,075	275,257	6,818	—
Non-Agency MBS
AAA	7,250	5,786	7,206	(1,420)	—
CCC	25,000	10,730	20,968	(10,238)	4,252

Total	32,250	16,516	28,174	(11,658)	4,252
Municipals
AAA	5,955	6,043	5,956	87	—
AA	54,230	54,739	54,261	478	—
A	46,282	46,394	46,284	110	—
BBB	30,005	28,788	29,106	(318)	—
NR	5,920	5,659	5,929	(270)	—

Total	142,392	141,623	141,536	87	—
Single issuer bank trust preferred
AA	10,300	4,171	10,064	(5,893)	—
A	17,130	8,852	16,750	(7,898)	—
BB	29,125	13,745	28,703	(14,958)	—

Total	56,555	26,768	55,517	(28,749)	—
Pooled TruPS
A	20,000	935	20,000	(19,065)	—
CCC and below	88,659	21,770	73,367	(51,597)	15,456

Total	108,659	22,705	93,367	(70,662)	15,456
Equity securities		5,850	7,006	(1,156)	209

Total	$667,161	$549,664	$654,282	$(104,618)	$19,917

Held to maturity
Municipals
AA	3,680	3,727	3,665	62	—
A	3,670	3,566	3,491	75	—
BBB	1,395	1,327	1,315	12	—

Total	8,745	8,620	8,471	149	—

In cases where investment securities were not identically rated by two or more securities rating agencies, the lowest rating was used. Amortized cost and cumulative OTTI include a pre-tax cumulative effect adjustment of approximately $10.44 million in connection with adoption of FSP FAS 115-2 and FAS 124-2.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended March 31,
	2009			2008
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning assets
Loans held for investment (2)	$1,292,179	$19,997	6.28%	$1,205,481	$21,258	7.09%
Securities available for sale	513,300	7,571	5.98%	623,275	8,998	5.81%
Held to maturity securities	8,473	172	8.23%	12,075	242	8.06%
Interest-bearing deposits with banks	73,628	39	0.21%	22,602	180	3.20%

Total earning assets	1,887,580	$27,779	5.97%	1,863,433	$30,678	6.62%
Other assets	290,182			227,964

Total	$2,177,762			$2,091,397

Interest-bearing liabilities
Interest-bearing demand deposits	$190,215	$79	0.17%	$162,175	$76	0.19%
Savings deposits	312,563	656	0.85%	327,061	1,487	1.83%
Time deposits	858,020	6,832	3.23%	672,645	7,178	4.29%
Fed funds purchased	—	—		1,819	18	3.98%
Retail repurchase agreements	106,469	390	1.49%	149,581	1,022	2.75%
Wholesale repurchase agreements	50,000	510	4.14%	50,000	473	3.80%
FHLB borrowings & other long-term debt	215,813	1,963	3.69%	276,503	2,933	4.27%

Total interest-bearing liabilities	1,733,080	10,430	2.44%	1,639,784	13,187	3.23%
Noninterest-bearing demand deposits	199,311			212,972
Other liabilities	25,718			20,962
Stockholders’ equity	219,653			217,679

Total	$2,177,762			$2,091,397

Net interest income		$17,349			$17,491

Net interest rate spread (3)			3.53%			3.39%

Net interest margin (4)			3.73%			3.78%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.